Exhibit 10.1

Execution Version

CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT (this “Consent”) dated as of April 27, 2015, is made among AMERICAN SHALE DEVELOPMENT, INC. (“Borrower”), the lenders party hereto (the “Lenders”), and Morgan Stanley Capital Group Inc. (in its capacity as administrative agent, the “Administrative Agent”).

R E C I T A L S

A. Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of May 21, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made certain credit available to and on behalf of Borrower.

B. Prior to the date of this Consent, Borrower has (i) engaged Weaver & Tidwell, LLP to conduct an audit of all joint interest billing statements delivered to Borrower by Republic Energy Operating, LLC (“Republic Operator”) and its affiliates for the immediately preceding 24 month period (the “Subject Republic JIBs”), (ii) engaged Opportune LLP to (a) assume responsibilities for financial reporting to the Lenders and the Administrative Agent pursuant to the Credit Agreement and the other Loan Documents under a financial reporting template reasonably acceptable to the Administrative Agent and (b) manage engineering and financial modeling under the Loan Documents on behalf of Borrower from the date of such engagement, (iii) delivered the Reserve Report and all other information required or requested to be delivered on or before March 15, 2015 pursuant to Section 5.06(d) of the Credit Agreement, and (iv) entered into that certain Purchase and Sale Agreement dated as of April 3, 2015 (the “Tug Hill PSA”) between the Borrower, Parent, Prima, Republic Energy Ventures, LLC, Republic Partners VIII, LLC, Republic Partners VI, LP, Republic Partners VII, LLC and Republic Energy Operating, LLC, as sellers and TH Exploration, LLC, as buyer.

C. The Disposition of Borrower’s Oil and Gas Properties as contemplated by the Tug Hill PSA will constitute a Triggering Event under the Credit Agreement.

D. Borrower has informed the Administrative Agent and the Lenders that it desires to enter into an agreement with Republic with respect to the payment of all amounts due from Borrower under previously delivered joint interest billing statements, substantially on the terms set forth in the Agreement for payment of Outstanding JIBs among Borrower and Republic Operator attached hereto as Exhibit A (the “JIB Payment Agreement”).

E. Borrower desires to fund the payment to be made by Borrower pursuant to the JIB Payment Agreement by (i) using the proceeds from the termination of all of the Borrower’s Hedge Transactions for calendar years 2016 through 2018 (the “Hedge Termination”) and (ii) Disposing of certain Oil and Gas Properties of Borrower (as more particularly described in the JIB Payment Agreement) to Republic Operator or its designee in exchange for a credit against such payment obligations in an approximate amount of $6,978,469 (the “Working Interest Disposition”).

F. Without Required Lenders’ consent, Borrower is not permitted under Section 6.04(b) of the Credit Agreement to enter into the Hedge Termination or the Working Interest Deposition.

G. Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Consent and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T S

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section references in this Consent refer to sections of the Credit Agreement.

Section 2. Consents and Agreements.

(a) Without waiving the occurrence and continuance of any Defaults or Events of Default which have occurred or which may occur in the future (collectively, “Potential Violations”), and with a full reservation by the Administrative Agent and the Lenders of their right to exercise at any time any or all of their respective rights and remedies under the Credit Agreement, the other Loan Documents and applicable law in respect of such Potential Violations, and subject to and upon the terms and conditions set forth herein, and in reliance on the representations and warranties set forth herein, the Required Lenders hereby:

(i)	Consent to the Hedge Termination; provided that (i) contemporaneously with such Hedge Termination, Borrower will enter into additional Hedge Transactions, covering the same tenors and same volumes as the Hedge Transactions that were subject to the Hedge Termination, at market prices existing at such time and (ii) a portion of the proceeds of such Hedge Termination, in an amount equal to $7,000,000, are used to fund a portion of Borrower’s payment under the JIB Payment Agreement as provided in Section 3(d) of this Consent.

(ii)	Consent to the Working Interest Disposition.

(b) The Borrower and each other Loan Party hereby agree, in each case on or before May 11, 2015, to:

(i)	agree with the Administrative Agent and Payee, as applicable, on (w) the amount of proceeds from the Tug Hill Disposition that will be required to prepay the Loans pursuant to Section 2.03(e) of the Credit Agreement, (x) the “Fair Value” (as defined in the NPI Conveyance) of the NPI to be purchased by Borrower in contemplation of the Tug Hill Disposition, (y) additional amendments to the Credit Agreement to give effect to the Tug Hill Disposition and other developments since the Closing Date, and (z) amendments to the APOD to reflect the Tug Hill Disposition.

(ii)	Deliver a financial reporting template reasonably acceptable to the Administrative Agent and the Lenders.

(iii)	Complete the audit of the Subject Republic JIBs and deliver a report regarding the same, the form and substance of which shall be acceptable to the Lenders in their sole discretion.

(c) The parties hereto hereby agree that:

(i)	contemporaneously with the Effective Date, the parties will amend the NPI Conveyance (the “NPI Increase”) to delete the existing definition of Contingent NPI in such NPI Conveyance and insert in lieu thereof:

“Contingent NPI” means 2.52631579%.

(ii)	effective as of the Effective Date, the remaining unfunded Tranche B Commitment and the Tranche C Commitment are terminated and no Lender shall have any obligation to fund any Loan in respect of any such terminated Commitment.

(d) The consents and agreements of the Administrative Agent and the Lenders are expressly conditioned upon the occurrence of the following events as provided below:

(i)	On or before April 30, 2015, Republic Operator shall have accepted and agreed to the JIB Payment Agreement, and, upon such acceptance, Borrower shall (x) pay to Republic Operator an amount equal to $7,000,000 from the proceeds of the Hedge Termination and (y) consummate the Working Interest Disposition.

(ii)	On or before April 30, 2015, Republic shall have received additional capital contributions of at least $17,000,000 and the proceeds of such capital contributions shall have been applied to pay Republic’s (and its affiliates’) share of all billings subject to the JIB Payment Agreement.

(e) The parties hereto expressly agree that any failure to comply with any of the conditions set forth in Section 3(a) or (d), whether or not such failure is attributable to any action or inaction by any party hereto or to the action or inaction of a third party, will constitute an immediate Event of Default for which there shall be no cure period.

(f) This Consent shall not be a waiver by the Administrative Agent or the Lenders of any Potential Violations or indicate or be deemed to indicate any willingness by the Administrative Agent or the Lenders to consent to any other deviation from the express terms of the Credit Agreement. Similarly, nothing contained in this Consent shall directly or indirectly in any way whatsoever: (i) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument executed and delivered in connection therewith or pursuant thereto except as expressly provided herein or (ii) constitute any course of dealing or other basis for altering any obligation of any Loan Party or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument executed and delivered in connection therewith or pursuant thereto. Without prejudice to the consent provisions set forth herein, nothing in this Consent shall be construed to be a consent or waiver by the Administrative Agent or the Lenders to any Potential Violations, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict performance by any Loan Party of any provision hereof or thereof shall not waive, affect or diminish any right of the Administrative Agent or any Lender to thereafter demand strict compliance therewith. Each of the Administrative Agent and each Lender hereby reserves all of their respective rights and remedies under the Credit Agreement, the other Loan Documents and applicable law with respect to any Potential Violations.

Section 3. Conditions Precedent. This Consent shall become effective on the date (such date, the “Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 9.01 of the Credit Agreement):

(a) The Administrative Agent shall have received from the Required Lenders, the Administrative Agent, the Borrower and each Guarantor, counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Consent signed on behalf of such Person.

(b) The Borrower shall have executed and delivered amendments to the existing NPI Conveyance, in form satisfactory to the Payee, sufficient to effect the NPI Increase.

(c) The Borrower shall have paid, or, contemporaneously with the satisfaction of these conditions will pay, to the Administrative Agent all costs, fees and expenses due and payable pursuant to the Credit Agreement, including, all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, including all invoiced costs, fees, and expenses due and payable to Simpson Thacher & Bartlett LLP.

(d) The Administrative Agent shall have received such other documents and information as the Administrative Agent or its counsel shall have reasonably requested.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their existing terms following the effectiveness of this Consent.

4.2 Validity of Obligations; Release. Each Loan Party acknowledges and agrees that (a) such Loan Party is truly and justly indebted to the Secured Parties for the Secured Obligations, without defense, counterclaim or offset of any kind, and such Loan Party ratifies and reaffirms the validity, enforceability and binding nature of such Secured Obligations, (b) such Loan Party has no claim, right or cause of action of any kind against any Secured Party, any of such Secured Party’s present or former Related Parties, or any of their respective successors and assigns, in connection with the Secured Obligations, the Credit Agreement and the other Loan Documents, or the transactions contemplated hereby or thereby and (c) each Secured Party has heretofore properly performed and satisfied in a timely manner all of its obligations under the Loan Documents. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Consent, each Loan Party hereby releases and forever discharges the Administrative Agent and each Lender and each of their respective Related Parties (all of the foregoing, collectively, the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted (all of the above, collectively, “Claims”), that existed, arose or occurred at any time on or before the date of this Consent, which any Loan Party may have or claim to have against any of the Lender Group in any way related to or connected with the Credit Agreement, the other Loan Documents, this Consent or the transactions contemplated hereby and thereby.

4.3 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby:

(a) acknowledges the terms of this Consent;

(b) ratifies and affirms their respective obligations, and acknowledges their respective continued liability, under each Loan Document to which it is a party (including with respect to all of the Liens securing the payment and performance of the Secured Obligations) and agrees that each Loan Document to which it is a party remains in full force and effect;

(c) represents and warrants to the Lenders that the resolutions and governing documents certified to the Administrative Agent and the Lenders by such Loan Party on the date of the Credit Agreement remain in full force and effect and have not been amended or otherwise modified; and

(d) represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, immediately after giving effect to this Consent, (i) except for the first sentence of Section 4.24 of the Credit Agreement with respect to any Potential Violations that have been previously disclosed to the Administrative Agent, the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, and in the other Loan Documents (including, for the avoidance of doubt, the representations contained in the Recitals to this Consent) are true and correct in all material respects (unless such representation and warranty is already qualified by materiality, in which case such representation or warranty is simply true and correct) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties continue to be true and correct as aforesaid as of such specified earlier date, (ii) other than with respect to Potential Violations that have been previously disclosed to the Administrative Agent, no Default or Event of Default has occurred and is continuing, and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

4.4 Counterparts. This Consent may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Consent by facsimile transmission or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENT. THIS CONSENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.7 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Consent, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel.

4.8 Severability. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.9 Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties to the Credit Agreement and/or the other Loan Documents and their respective successors and permitted assigns.

4.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right, remedy, power or privilege under this Consent or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Consent or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders provided under this Consent, the Credit Agreement and the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

4.11 Loan Document. This Consent is a Loan Document.

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EXHIBIT A

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first written above.

BORROWER:	AMERICAN SHALE DEVELOPMENT, INC.

	By:	/s/ John G. Corp
John G. Corp
President

SPECIFIED PARTIES:

TRANS ENERGY, INC.

	By:	/s/ John G. Corp
John G. Corp
President

PRIMA OIL COMPANY, INC.

	By:	/s/ John G. Corp
John G. Corp
President

EXHIBIT A

ADMINISTRATIVE AGENT:

MORGAN STANLEY CAPITAL GROUP INC.

	By:	/s/ Martin S. Mitchell
	Name:	Martin S. Mitchell
	Title:	Vice President

LENDER:

MORGAN STANLEY CAPITAL GROUP INC.

	By:	/s/ Martin S. Mitchell
	Name:	Martin S. Mitchell
	Title:	Vice President

EXHIBIT A

JIB Payment Agreement

[Attached]

Exhibit A

April 27, 2015

Republic Energy Operating, LLC

4925 Greenville, Avenue,

Suite 1050

Dallas, Texas 75206

Attention: John D. Swanson

Re:	Agreement for payment of Outstanding JIBs, Marion County, West Virginia (the “Agreement”)

Dear John:

Reference is made to Joint Interest Billing Statement dated March 2015 (Statement Account No. 1503001-006036) (the “JIB”) from Republic Energy Operating, LLC (“Operator”) to American Shale Development, Inc. (“ASD”) showing a total balance due of $13,829,552.86.

A. Payment of the JIB. Operator and ASD agree that payment of the JIB shall be made as follows on or before April 27, 2015:

1. ASD shall pay an aggregate amount of $2,972,672.84 to Mychal S. Schulz, Esq., at Babst, Calland, Clement & Zomnir, United Center, Suite 590, 500 Virginia Street East, Charleston, West Virginia 25301, for payment directly to certain contractors for good and services itemized on the JIB as more specifically set forth on Schedule A hereto. Operator will also pay on or before April 28, 2105, its share of aggregate contractor invoices to Mychal S. Schulz, Esq., as reflected on Schedule A hereto. Mychal S. Schulz, Esq., shall coordinate payments of such contractor invoices, which payment to each contractor shall be subject to a full and complete release of any liens or claims against ASD, Operator and their lands. In addition ASD shall pay directly to Operator by wire transfer the amount of $4,027,327.16 and Operator agrees that within 5 business days receipt of such funds it shall pay and discharge in full all other amounts owing to the contractors identified under the JIB, and

2. ASD shall receive an additional credit in the amount of $6,978,469.17 against the JIB for the assignment to Operator or its designee of an undivided 64.8% of ASD’s current working and net revenue interest in and to the wells described below (each a “Subject Well” and collectively, the “Subject Wells”), located in Marion County, West Virginia, and more particularly described on Exhibit A to the Conveyance, Assignment and Bill of Sale in the form of Appendix A hereto (the “Assignment”) and in all production from the Subject Wells and all proceeds thereof, free and clear of any and all liens and encumbrances created by, through or under ASD, but not otherwise.

B. Reservation of Repurchase Option. ASD reserves the option (the “Repurchase Option”) to reacquire the interest in each of the Subject Wells and the Properties related thereto (as more particularly described on the chart below, as “REV Purchased WI”). With respect to each Subject Well, Operator shall provide ASD the same notice that is required to be provided to working interest owners under the applicable Joint Operating Agreement for the completion operations and hydraulic fracturing of each Subject Well. Following such notice and until the initial frac stage is completed in the Subject Well (the “Option Period”), ASD may elect to repurchase the REV Purchased WI in such Subject Well. Upon delivery of ASD’s notice of election, ASD shall pay to Operator (on behalf of the Assignee in the Assignment) an amount (the “Repurchase Price”) equal to the respective “REV Cost,” described on the chart below plus interest calculated at twenty percent (20%) per annum calculated from April 27, 2015 until paid by ASD, and Operator, or its designee, shall reassign the REV Purchased WI in the Subject Well to Assignor under substantially the same form of assignment as the Conveyance. ASD’s notice of election shall not be effective unless accompanied by payment of the Repurchase Price. In the event ASD fails to exercise its Repurchase Option within the Option Period, Assignor’s Repurchase Option as to such Subject Well shall terminate.

Subject Wells	ASD Current WI	ASD Current NRI	ASD “After Sale” WI	ASD “After Sale” NRI	ASD “% Sold”	REV Purchased WI	REV Cost
Michaels 1H	29.495%	23.17422%	10.368%	8.146%	64.8%	19.127%	$849,243.06
Wright 1H	37.578%	30.06240%	13.209%	10.567%	64.8%	24.369%	$1,395,202.58
Wright 2H	37.578%	30.06240%	13.209%	10.567%	64.8%	24.369%	$1,103,973.16
Jones 2H	38.448%	30.99870%	13.514%	10.896%	64.8%	24.933%	$1,686,799.06
Jones 3H	38.448%	30.99870%	13.514%	10.896%	64.8%	24.933%	$1,943,251.32

This Agreement modifies all prior written and oral agreements between the parties concerning the JIB. To the extent of any conflict between this Agreement and other written agreements between the Parties, this Agreement shall control. This Agreement is binding upon ASD, Operator, their designees, successors, and assigns. This Agreement is subject to the laws of Texas except to the extent that the laws of West Virginia mandatorily apply. Please indicate your acceptance of the terms of this Agreement by countersigning below and returning a copy of this letter to the undersigned at your earliest convenience.

Sincerely,

AMERICAN SHALE DEVELOPMENT, INC.

By:	/s/ John G. Corp
John G. Corp, President

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AGREED to and ACCEPTED to this 27 day of April, 2015.

REPUBLIC ENERGY OPERATING, LLC

By:	/s/ John D. Swanson

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